Exhibit 5.1

July 11, 2014

Energy Transfer Partners, L.P.

3738 Oak Lawn Avenue

Dallas, TX 75219

Ladies and Gentlemen:

We are acting as counsel to Energy Transfer Partners, L.P., a Delaware limited partnership (the “Partnership”), in connection with the Partnership’s registration statement on Form S-4 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance by the Partnership of its common units (the “Units”), pursuant to an Agreement and Plan of Merger dated as of April 27, 2014 (the “Merger Agreement”), by and among the Partnership, Susser Holding Corporation, Drive Acquisition Corporation, Energy Transfer Partners GP, L.P., Heritage Holdings, Inc. and, for limited purposes set forth therein, Energy Transfer Equity, L.P..

We are rendering the opinion hereinafter set forth as of the time the Registration Statement becomes effective in accordance with Section 8(a) of the Securities Act.

In connection with the opinion hereinafter set forth, we have assumed that the Registration Statement will have become effective and the Units will be issued in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the proxy statement/prospectus contained therein.

In rendering the opinion set forth below, we have reviewed such certificates, documents and records as we have deemed relevant for the purposes of rendering such opinion. As to any facts material to the opinion contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Partnership.

In connection with rendering the opinion set forth below, we have assumed that (i) all information contained in all documents we reviewed is true, correct and complete, (ii) all signatures on all documents we reviewed are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Riyadh San Francisco Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

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complete copies of the originals thereof and (v) all persons executing and delivering the documents we examined have the legal capacity and authority to execute and deliver such documents. In addition, we have assumed that (i) the Units will be issued in accordance with the terms of the Merger Agreement and (ii) the full consideration for each Unit will be received by the Partnership.

Based upon the foregoing, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, we are of the opinion that, when issued and delivered by the Partnership in accordance with the Merger Agreement, the Units will be validly issued, fully paid and nonassessable.

This opinion is limited in all respects to the Delaware Revised Uniform Limited Partnership Act and the federal laws of the United States of America, and we do not express any opinion as to the laws of any other state or jurisdiction.

We hereby consent to the filing by you of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the related proxy statement/prospectus that forms a part of the Registration Statement. In giving these consents, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

We express no opinion as to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. We undertake no, and hereby expressly disclaim any, obligation to advise the Partnership or anyone else of any change in any matter set forth herein.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.

Vinson & Elkins L.L.P.